EXHIBIT 99.1

Baker Hughes Announces Fourth Quarter and Year End Results

HOUSTON, Texas – February 12, 2004. Baker Hughes Incorporated (BHI — NYSE, PCX, EBS) announced today that in accordance with generally accepted accounting principles (GAAP), income from continuing operations for the fourth quarter 2003 was $106.6 million or $0.32 per diluted share compared to a breakeven fourth quarter in 2002 and a loss of ($59.5) million or ($0.18) per diluted share in the third quarter 2003. Income from continuing operations for the year 2003 was $180.1 million or $0.54 per diluted share compared to $229.6 million or $0.68 per diluted share for the year 2002.

Net income for the fourth quarter 2003 was $101.6 million or $0.30 per diluted share compared to net losses of ($1.5) million or ($0.01) per diluted share in the fourth quarter 2002 and ($98.8) million or ($0.29) per diluted share in the third quarter 2003. Net income for the year 2003 was $128.9 million or $0.38 per diluted share compared to $168.9 million or $0.50 per diluted share for the year 2002.

Operating profit, which is a non-GAAP measure comprised of income from continuing operations excluding the impact of certain identified non-operational items, was $106.6 million or $0.32 per diluted share for the fourth quarter 2003 compared to $86.8 million or $0.26 per diluted share for the fourth quarter 2002 and $90.6 million or $0.27 per diluted share for the third quarter 2003. Operating profit was $330.2 million or $0.98 per diluted share for the year 2003 compared to $316.4 million or $0.94 per diluted share for the year 2002. The company believes that operating profit is useful to investors because it is a consistent measure of the underlying results of the company’s business. Furthermore, management uses operating profit internally as a measure of the performance of the company’s operations. Income from continuing operations is reconciled to operating profit in the section titled Reconciliation of GAAP Results and Operating Results in this news release.

Revenue for the fourth quarter 2003 was $1,439.5 million, up 14% compared to $1,262.6 million for the fourth quarter 2002 and up 8% compared to $1,338.4 million for the third quarter 2003. Revenue for the year 2003 was $5,292.8 million, up 8% compared to $4,901.7 million for 2002.

Michael E. Wiley, Baker Hughes chairman and chief executive officer, said, “Baker Hughes had a solid fourth quarter, though both the North Sea and Gulf of Mexico activity levels were disappointing. Our sequential improvement is due in part to our cost reductions and resource redeployment from these regions to more active growth areas.” Mr. Wiley continued, “We expect 2004 will be a year of revenue and earnings growth. Our plans do not contemplate a significant upturn in activity in either the North Sea or the Gulf of Mexico. However, Russia, the Caspian, Latin America and the Middle East are all expected to be more active. All our divisions are planning improved revenue and profitability in what we expect to be a stable pricing environment.”

Commenting on the outlook for the first quarter of 2004, Mr. Wiley said, “Our first quarter results will be impacted by the same seasonality that impacted the first quarters of 2002 and 2003. The seasonality is driven primarily by weather and a tendency for large manufacturing orders, particularly for international customers, to ship in the fourth quarter. Nevertheless, first quarter 2004 operating profit is expected to improve over the first quarter of 2003 by about 50%.”

Financial Flexibility

In September 2002, the company’s Board of Directors authorized the company to repurchase up to $275.0 million of its common stock. During the fourth quarter 2003, approximately 3.8 million shares were purchased at an average price of $28.84 per share and retired. In total, the company has purchased approximately 8.1 million shares at a cost of $230.5 million and has authorization remaining to purchase $44.5 million. During the fourth quarter, debt decreased $39.8 million to $1,484.4 million, and cash and short–term investments increased $47.0 million to $98.4 million.

Capital Expenditures

During the fourth quarter, the company revised its reporting procedures relating to certain rental tools and engineering prototype tools. In both cases, amounts that were formerly reported internally as transfers to property are now reported as capital expenditures. In addition, certain rental tool depreciation related to this equipment that had not previously been included in total depreciation and amortization expense is now included in this caption. For 2003, $58.0 million of amounts previously treated as transfers are now reported as capital expenditures and $23.8 million of depreciation expense associated with this equipment is included in total depreciation and amortization expense that results in an increase in EBITDA of $23.8 million for the year 2003 and $23.2 million for the year 2002. EBITDA is a non-GAAP measure (see the section titled Calculation of EBIT and EBITDA (non-GAAP Measures) in this news release). There is no impact to the income statement or balance sheet as a result of these changes. On the consolidated statement of cash flows for the year 2003, net cash flows from operations will increase by $58.0 million and net cash flows from investing activity will decrease by $58.0 million, with no impact to total net cash flows. Capital expenditures and depreciation and amortization expense by quarter reflecting these changes for 2003, 2002 and 2001 are listed below.

Capital Expenditures and Depreciation and Amortization Expense

For the Three Months Ended:	Capital Expenditures	Depreciation and Amortization

December 31, 2003	$134.3	$91.0
September 30, 2003	95.9	89.1
June 30, 2003	87.9	84.9
March 30, 2003	87.1	84.2

December 31, 2002	118.9	85.8
September 30, 2002	86.1	78.9
June 30, 2002	82.4	80.0
March 30, 2002	69.0	76.9

December 31, 2001	122.1	90.7
September 30, 2001	73.4	83.0
June 30, 2001	78.6	81.0
March 30, 2001	51.9	84.8

Financial Information

	Three Months Ended

	December 31,		September 30,
(In millions, except per share amounts)
UNAUDITED	2003	2002	2003

Revenues	$1,439.5	$1,262.6	$1,338.4

Costs and Expenses:
Costs of revenues	1,031.8	914.6	976.3
Selling, general and administrative	232.2	194.1	194.5
Impairment of investment in affiliate	—	—	45.3
Restructuring charge reversal	—	—	(1.1)

Total costs and expenses	1,264.0	1,108.7	1,215.0

Operating income	175.5	153.9	123.4
Equity in income (loss) of affiliates	12.1	(90.2)	(145.9)
Interest expense	(25.2)	(28.2)	(25.1)
Interest income	1.7	1.6	0.7

Income (loss) from continuing operations before income taxes	164.1	37.1	(46.9)
Income taxes	(57.5)	(37.1)	(12.6)

Income (loss) from continuing operations	106.6	—	(59.5)
Discontinued operations:
Loss from discontinued operations	(3.1)	(0.4)	(3.8)
Loss on disposal of Bird	(1.9)	(1.1)	(35.5)

Loss from discontinued operations	(5.0)	(1.5)	(39.3)

Net income (loss)	$101.6	$(1.5)	$(98.8)

Basic earnings per share:
Income (loss) from continuing operations	$0.32	$(0.00)	$(0.18)
Loss from discontinued operations	(0.01)	(0.01)	(0.12)

Net income (loss)	$0.31	$(0.01)	$(0.30)

Diluted earnings per share:
Income (loss) from continuing operations	$0.32	$(0.00)	$(0.18)
Loss from discontinued operations	(0.02)	(0.01)	(0.11)

Net income (loss)	$0.30	$(0.01)	$(0.29)

Shares outstanding, basic (millions)	333.1	335.8	334.7
Shares outstanding, diluted (millions)	333.7	336.8	336.0
Depreciation and amortization expense	$91.0	$85.8	$89.1
Capital expenditures	$134.3	$118.9	$95.9

Financial Information

	Twelve Months Ended

	December 31,
(In millions, except per share amounts)
UNAUDITED	2003	2002

Revenues	$5,292.8	$4,901.7

Costs and Expenses:
Costs of revenues	3,854.9	3,525.2
Selling, general and administrative	830.1	811.5
Impairment of investment in affiliate	45.3	—
Restructuring charge reversal	(1.1)	—

Total costs and expenses	4,729.2	4,336.7

Operating income	563.6	565.0
Equity in loss of affiliates	(137.8)	(69.7)
Interest expense	(103.1)	(111.1)
Interest income	5.5	5.3

Income from continuing operations before income taxes	328.2	389.5
Income taxes	(148.1)	(159.9)

Income from continuing operations	180.1	229.6
Discontinued operations:
Income (loss) from discontinued operations	(9.8)	4.1
Gain on disposal of oil producing operations	4.1	—
Loss on disposal of EIMCO	(2.5)	(22.3)
Loss on disposal of Bird	(37.4)	—

Loss from discontinued operations	(45.6)	(18.2)

Income before cumulative effect of accounting change	134.5	211.4
Cumulative effect of accounting change, net of tax	(5.6)	(42.5)

Net income	$128.9	$168.9

Basic earnings per share:
Income from continuing operations	$0.54	$0.68
Loss from discontinued operations	(0.14)	(0.06)
Cumulative effect of accounting change	(0.02)	(0.12)

Net income	$0.38	$0.50

Diluted earnings per share:
Income from continuing operations	$0.54	$0.68
Loss from discontinued operations	(0.14)	(0.06)
Cumulative effect of accounting change	(0.02)	(0.12)

Net income	$0.38	$0.50

Shares outstanding, basic (millions)	334.9	336.8
Shares outstanding, diluted (millions)	335.9	337.9
Depreciation, depletion and amortization expense	$349.2	$321.6
Capital expenditures	$405.2	$356.4

Calculation of EBIT and EBITDA (non-GAAP measures)1

	Three Months Ended
	December 31,		September 30,
(In millions)
UNAUDITED	2003	2002	2003

Income from continuing operations before income taxes	$164.1	$37.1	$(46.9)
Interest expense	25.2	28.2	25.1
Impairment of investment in affiliate	—	—	45.3
Restructuring charge reversal	—	—	(1.1)
Impairment and restructuring charges recorded in equity in income of affiliates	—	90.2	135.7

Earnings before interest expense and taxes (EBIT)	189.3	155.5	158.1
Total depreciation and amortization expense	91.0	85.8	89.1

Earnings before interest expense, taxes, depreciation and amortization (EBITDA)	$280.3	$241.3	$247.2

	Twelve Months Ended
	December 31,
(In millions)
UNAUDITED	2003	2002

Income from continuing operations before income taxes	$328.2	$389.5
Interest expense	103.1	111.1
Impairment of investment in affiliate	45.3	—
Restructuring charge reversal	(1.1)	—
Impairment and restructuring charges recorded in equity in income of affiliates	135.7	90.2

Earnings before interest expense and taxes (EBIT)	611.2	590.8
Total depreciation and amortization expense	349.2	321.6

Earnings before interest expense, taxes, depreciation and amortization (EBITDA)	$960.4	$912.4

[1]	EBIT and EBITDA are non-GAAP measurements. Management uses EBIT and EBITDA because it believes that such measurements are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance and that these measurements may be used by investors to make informed investment decisions.

Consolidated Condensed Balance Sheets

	UNAUDITED	AUDITED
(In millions)	December 31, 2003	December 31, 2002

ASSETS
Current Assets:
Cash and cash equivalents	$98.4	$143.9
Accounts receivable, net	1,149.2	1,101.9
Inventories	1,023.6	996.5
Deferred income taxes	170.8	134.2
Other current assets	58.3	69.7
Assets of discontinued operations	23.6	122.1

Total current assets	2,523.9	2,568.3

Investment in affiliates	691.3	872.0
Property, net	1,402.4	1,343.2
Goodwill	1,239.4	1,226.6
Intangible assets, net	163.4	135.5
Other assets	281.8	255.2

Total assets	$6,302.2	$6,400.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$387.6	$377.1
Short-term borrowings and current portion of long-term debt	351.4	123.5
Accrued employee compensation	278.9	247.9
Other accrued liabilities	257.3	256.4
Liabilities of discontinued operations	26.7	75.9

Total current liabilities	1,301.9	1,080.8

Long-term debt	1,133.0	1,424.3
Deferred income taxes	127.1	166.7
Other long-term liabilities	389.8	331.8
Stockholders’ equity:
Common stock	332.0	335.8
Capital in excess of par value	2,998.6	3,111.6
Retained earnings	170.9	196.3
Accumulated other comprehensive loss	(151.1)	(246.5)

Total stockholders’ equity	3,350.4	3,397.2

Total liabilities and stockholders’ equity	$6,302.2	$6,400.8

Operational Highlights

Operational highlights for the three months and years ended December 31, 2003 and December 31, 2002 and the three months ended September 30, 2003 are detailed below. WesternGeco is our seismic joint venture with Schlumberger Limited. All results are unaudited and shown in millions.

Comparison of Quarters — Year over Year
(For the Three Months Ended December 31, 2003 and 2002)

	Revenue		Operating Profit Before Tax

	Q4 2003	Q4 2002	Q4 2003	Q4 2002

Oilfield Operations, excluding WesternGeco	$1,439.4	$1,262.5	$217.0	$193.5
WesternGeco	—	—	8.7	(0.8)

Oilfield Operations	1,439.4	1,262.5	225.7	192.7
Corporate, net interest and other	0.1	0.1	(61.6)	(65.4)
Non-operational items[1]	—	—	—	(90.2)

Total	$1,439.5	$1,262.6	$164.1	$37.1

Comparison of Quarters — Sequential
(For the Three Months Ended December 31, 2003 and September 30, 2003)

	Revenue		Operating Profit Before Tax

	Q4 2003	Q3 2003	Q4 2003	Q3 2003

Oilfield Operations, excluding WesternGeco	$1,439.4	$1,338.4	$217.0	$205.3
WesternGeco	—	—	8.7	(11.4)

Oilfield Operations	1,439.4	1,338.4	225.7	193.9
Corporate, net interest and other	0.1	—	(61.6)	(60.9)
Non-operational items[1]	—	—	—	(179.9)

Total	$1,439.5	$1,338.4	$164.1	$(46.9)

Comparison of Years
(For the Twelve Months Ended December 31, 2003 and 2002)

	Revenue		Operating Profit Before Tax

	2003	2002	2003	2002

Oilfield Operations, excluding WesternGeco	$5,292.7	$4,901.5	$762.2	$715.8
WesternGeco	—	—	(9.8)	14.6

Oilfield Operations	5,292.7	4,901.5	752.4	730.4
Corporate, net interest and other	0.1	0.2	(244.3)	(250.7)
Non-operational items[1]	—	—	(179.9)	(90.2)

Total	$5,292.8	$4,901.7	$328.2	$389.5

[1]	See the section titled Reconciliation of GAAP Results and Operating Results in this news release.

Oilfield Operations

Unless otherwise noted, all comments in this section refer to Baker Hughes Oilfield Operations, excluding WesternGeco.

The following table details the percentage change in revenue in the fourth quarter 2003 compared to the fourth quarter 2002 and third quarter 2003.

Comparison of Revenue
(For the Three Months Ended December 31, 2003 Compared to the Three Months Ended)
UNAUDITED

Product Line	December 31, 2002	September 30, 2003

INTEQ	16%	9%
Baker Atlas	14%	3%
Baker Oil Tools	8%	8%
Baker Petrolite	11%	8%
Centrilift	19%	9%
Hughes Christensen	25%	7%
Geography
North America	21%	7%
Western Hemisphere	20%	8%
Eastern Hemisphere	8%	8%

Revenue for the fourth quarter 2003 increased 14% compared to the fourth quarter 2002 and increased 8% compared to the third quarter 2003. Sequentially, revenues increased at all divisions. Baker Atlas, Baker Petrolite, Centrilift and INTEQ reported record quarterly revenues in the fourth quarter.

Every division reported improved profits in the fourth quarter 2003 compared to the fourth quarter 2002 and every division, except Centrilift which had a record third quarter, reported improved profits compared to the third quarter 2003. The non-GAAP measure of pre-tax operating margin, which is operating profit before tax divided by revenue, was 15.1% for the fourth quarter 2003 compared to 15.3% in both the fourth quarter 2002 and the third quarter 2003. In addition, every division reported at least double digit operating margins. The operating margin for the year 2003 was 14.4% compared to 14.6% in 2002.

Oilfield Operations results in the fourth quarter 2003 include the recognition of uninsured casualty losses and other non-recurring expenses recognized at the oilfield group level.

Corporate, Net Interest and Other

Corporate, net interest and other expenses were $61.6 million in the fourth quarter 2003, down $3.8 million from the fourth quarter 2002 and up $0.7 million from the third quarter 2003.

Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. Factors affecting these forward-looking statements are detailed below under the section titled “Forward-Looking Statements” in this news release. These statements do not include the potential impact of any acquisition, disposition, merger, joint venture, or other transaction that could occur in the future. Statements regarding WesternGeco are based on information provided by WesternGeco, and therefore, are subject to the accuracy of that information. Additionally, forward-looking statements relating to WesternGeco are also subject to the factors listed in Forward-Looking Statements in this news release.

•	Revenues for the year 2004 are expected to be up 5% to 7% compared to the year 2003. Revenues in the first quarter 2004 are expected to be up 11% to 13% compared to the first quarter 2003 and down 5% to 7% compared to the fourth quarter 2003.

•	WesternGeco is expected to contribute $15 to $20 million in equity in income of affiliates for the year 2004 (compared to a loss of $10.3 million in 2003) and $0 to $5 million for the first quarter 2004.

•	Corporate and other expenses, excluding interest expense, are expected to be between $175 and $185 million for the year 2004 and approximately $48 to $52 million in the first quarter 2004.

•	Net interest expense is expected to be between $80 and $85 million for the year 2004 and approximately $23 to $25 million in the first quarter 2004.

•	Income from continuing operations per diluted share is expected to be between $1.20 and $1.35 for the year 2004. Income from continuing operations per diluted share is expected to be between $0.22 and $0.25 in the first quarter 2004.

•	Capital spending is expected to be between $320 and $340 million for the year 2004. Baker Hughes’ expectation regarding its level of capital expenditures is only its forecast regarding this matter. This forecast may be substantially different from actual results. In addition to the factors described in “Forward-Looking Statements” below, the following factors could affect levels of capital expenditures: the accuracy of the company’s estimates regarding its spending requirements; the occurrence of any unanticipated transaction or research and development opportunities; changes in the company’s strategic direction; and the need to replace any unanticipated losses in capital assets.

•	Depreciation and amortization expense is expected to be between $360 and $380 million for the year 2004. Baker Hughes’ expectation regarding its depreciation and amortization expense is only its forecast regarding this matter. This forecast may be substantially different from actual results, which could be impacted by an unexpected increase in the company’s assets that are subject to depreciation or amortization or an unexpected casualty, impairment or other loss in those assets.

•	The tax rate on operating results for the year 2004 is expected to be approximately 34.5%. Baker Hughes’ expectation regarding its tax rate is only its forecast regarding this matter. This forecast may be substantially different from actual results. In addition to the factors described in Forward-Looking Statements-General Outlook below, the following factors could affect the tax rate: the level and sources of the profitability of the company; changes in tax laws or tax rates in the jurisdictions in which the company operates; and the ability of the company to fully utilize tax loss carry-forwards and credits in various jurisdictions.

Reconciliation of GAAP Results and Operating Results

The following tables reconcile GAAP and operating results referenced in this news release. Reconciliation of other prior periods can be found on the company’s website at www.bakerhughes.com/investor.

Reconciliation of GAAP Results and Operating Results
(For the Twelve Months Ended December 31, 2003)

		Profit		Profit
UNAUDITED	Recorded	Before		After	Diluted Earnings
(In millions except earnings per share)	As	Tax	Tax	Tax	Per Share

Income from continuing operations		$328.2	$(148.1)	$180.1	$0.54
Non-operational items:
BHI share of the WesternGeco venture	Equity in income of
restructuring charge	affiliates	135.7	(29.8)	105.9	0.31
Impairment of Investment in affiliate	Impairment of
	investment in
	affiliate	45.3	—	45.3	0.13
Reversal of excess restructuring charge	Restructuring
	charge reversal	(1.1)	—	(1.1)	—

Operating profit, excluding impact of non-operational items		$508.1	$(177.9)	$330.2	$0.98

Reconciliation of GAAP Results and Operating Results
(For the Twelve Months Ended December 31, 2002)

		Profit		Profit
UNAUDITED	Recorded	Before		After	Diluted Earnings
(In millions except earnings per share)	As	Tax	Tax	Tax	Per Share

Income from continuing operations		$389.5	$(159.9)	$229.6	$0.68
Non-operational items:
BHI share of the WesternGeco venture	Equity in income of
restructuring charge	affiliates	90.2	(3.4)	86.8	0.26

Operating profit, excluding impact of non-operational items		$479.7	$(163.3)	$316.4	$0.94

Reconciliation of GAAP Results and Operating Results
(For the Three Months Ended September 30, 2003)

		Profit		Profit
UNAUDITED	Recorded	Before		After	Diluted Earnings
(In millions except earnings per share)	As	Tax	Tax	Tax	Per Share

Income (loss) from continuing operations		$(46.9)	$(12.6)	$(59.5)	$(0.18)
Non-operational items:
BHI share of the WesternGeco venture	Equity in income of
restructuring charge	affiliates	135.7	(29.8)	105.9	0.31
Impairment of Investment in affiliate	Impairment of
	investment in
	affiliate	45.3	—	45.3	0.14
Reversal of excess restructuring charge	Restructuring
	charge reversal	(1.1)	—	(1.1)	—

Operating results, excluding impact of non-operational items		$133.0	$(42.4)	$90.6	$0.27

Reconciliation of GAAP Results and Operating Results
(For the Three Months Ended December 31, 2002)

		Profit		Profit
UNAUDITED	Recorded	Before		After	Diluted Earnings
(In millions except earnings per share)	As	Tax	Tax	Tax	Per Share

Income from continuing operations (GAAP)		$37.1	$(37.1)	$—	$—
Non-operational items:
BHI share of the WesternGeco venture	Equity in income of
restructuring charge	affiliates	90.2	(3.4)	86.8	0.26

Operating results, excluding impact of non-operational items		$127.3	$(40.5)	$86.8	$0.26

Conference Call

The company has scheduled a conference call to discuss the results of today’s earnings announcement. The call will begin at 8:30 a.m. Eastern time, 7:30 a.m. Central time, on February 12, 2004. To access the call, which is open to the public, please contact the conference call operator at 800-374-2469, 20 minutes prior to the scheduled start time, and ask for the “Baker Hughes Conference Call.” A replay will be available through Thursday, February 26, 2004. The number for the replay is 706-645-9291 and the access code is 4810940. The call and replay will also be webcast on www.bakerhughes.com/investor.

Forward-Looking Statements

This news release (and oral statements made regarding the subjects of this release, including on the conference call announced herein) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “expected,” “will,” “plans,” “planning,” and similar expressions are intended to identify forward-looking statements.

General Outlook – Oilfield Segment: Baker Hughes’ expectation regarding its outlook for its oilfield businesses (including, without limitation, the company’s oilfield operations and its minority interest in its production and refining process equipment venture), changes in profitability and growth in those businesses and the oil and gas industry are only its forecasts regarding these matters. These forecasts may be substantially different from actual results, which are affected by the following factors: the level of petroleum industry exploration and production expenditures; drilling rig and oil and gas industry manpower and equipment availability; the company’s ability to implement and effect price increases for its products and services; the company’s ability to control its costs; the availability of sufficient manufacturing capacity and subcontracting capacity at forecasted costs to meet the company’s revenue goals; the effect of competition, particularly the ability of the company to introduce new technology on its forecasted schedule and at its forecasted cost; the ability of the company’s competitors to capture market share, the company’s ability to retain or increase its market share; world economic conditions; the price of, and the demand for, crude oil and natural gas; drilling activity; seasonal and other weather conditions that affect the demand for energy and severe weather conditions that affect exploration and production activities; the legislative and regulatory environment in the United States and other countries in which the company operates; outcome of government and internal investigations; Organization of Petroleum Exporting Countries

(“OPEC”) policy and the adherence by OPEC nations to their OPEC production quotas; war, military action or extended period of international conflict, particularly involving the United States, Middle East or other major petroleum-producing or consuming regions; any future acts of war, armed conflicts or terrorist activities; civil unrest or in-country security concerns where the company operates; the development of technology by Baker Hughes or its competitors that lowers overall finding and development costs; new laws and regulations that could have a significant impact on the future operations and conduct of all businesses; labor-related actions, including strikes, slowdowns and facility occupations; the condition of the capital and equity markets in general; adverse foreign exchange fluctuations and adverse changes in the capital markets in international locations where the company operates; and the timing of any of the foregoing.

Oilfield Pricing Changes: Baker Hughes’ expectations regarding pricing changes for its products and services are only its expectations regarding pricing. Actual pricing changes could be substantially different from the company’s expectations, which are affected by many of the factors listed above in “General Outlook – Oilfield Segment,” as well as existing legal and contractual commitments to which the company is subject.

Baker Hughes is a leading provider of drilling, formation evaluation, completion and production products and services to the worldwide oil and gas industry.

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NOT INTENDED FOR BENEFICIAL HOLDERS

Contact:
Gary R. Flaharty (713) 439-8039
Kyle J. Leak (713) 439-8042